IQST – iQSTEL Announces Acquisition of US Based Whisl Telecom Adding Estimated $5.6 Million In Annual Revenue

New York, NY – May 9, 2022 - iQSTEL, Inc. (OTCQX: IQST) today announced the acquisition of Whisl Telecom (www.whisl.com), a U.S. based telecommunications operator located in Houston, Texas. Whisl provides Voice/SMS services to U.S. corporate customers and operators and expects to generate $5.6 million in revenue over the next 12 months with a net income of $0.83 million.

The acquisition of Whisl Telecom broadens iQSTEL’s core IQSTelecom operation adding to the recent acquisition of Smartbiz and the rest of the IQSTelecom portfolio including Etelix, SwissLink, QGlobal, and IoTLabs.

“Whisl is iQSTEL’s sixth telecommunications acquisition,” said Leandro Iglesias, iQSTEL CEO. “Whisl and Smartbiz, the acquisition we announced in April, combined add $11.6 million in additional annual revenue and $1.34 million in annual net income. iQSTEL is well on its way to achieving its $90 million revenue and reaching positive net income in FY-2022 and building a foundation for ongoing growth in 2023.”

IQSTEL acquired 51% control of Whisl Telecom for $1.25 Million in cash and $550,000 in IQST restricted common shares, with a holding period of 6 months.

iQSTEL continues to expand its commercial operations adding new products and services to include its recently launched MasterCard fintech ecosystem, EVOSS Electric Motorcycles, IoTSmartTank and IoTSmartGas in addition to the company’s Blockchain Platform, MNPA.

“We are expanding our operating margins with the new products and services we are building on top of our telecommunications foundation that include Fintech, Electric Vehicles, Internet of Things, and Blockchain Platforms,” added Mr. Iglesias.

iQSTelecom is currently attending International Telecoms Week in Washington D.C. introducing the company’s new IQSTelecom strategy. Management expects to conduce approximately 180 meetings this week at the conference.

IQSTelecom the Telecom Division of IQSTEL keeps reporting to CEO Leandro Iglesias and CFO Alvaro Quintana.

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Independent Audit Committee offering leading-edge services through its two business divisions and each of them with independent brands. The B2B division, Brand IQSTelecom offering Telecommunications, Internet of Things, Technology and Blockchain platforms services, the target market for the B2B division is Global Markets. The B2C division, Brand EVOSS offering EV Electric Motorcycles, Fintech Ecosystem, the target market for this business division is Latin America, and the Spanish speakers in the USA. The company has presence in 15 countries, and its products and services are used in several industries as Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. IQSTEL announced on February 17th 2021 that it became a Debt Free Company and is now completely debt free with no Convertible Notes, Warrants, Promissory Notes or Settlement Agreements from its Balance Sheet.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

This press release does not constitute a public offer of any securities for sale.

Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com

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